Exhibit 99.2
EL PASO PIPELINE PARTNERS, L.P.
Unaudited Pro Forma Condensed Consolidated Financial Statements
As of September 30, 2010 and for the Nine Months Ended September 30, 2010 and 2009
and the Years Ended December 31, 2009, 2008 and 2007
Introduction
On November 12, 2010, EPB entered into the Agreement to acquire an additional 49 percent member interest in each of SLNG and Elba Express and an additional 15 percent general partner interest in SNG from El Paso for an aggregate consideration of $1,133 million (the “Acquisition”). EPB will finance the Acquisition with approximately $415 million of cash proceeds from the September 2010 public offering of 13,225,000 common units and the issuance of 269,898 general partner units to El Paso and estimated proceeds of up to $718 million from the issuance of public securities and potentially the issuance of a promissory to El Paso.
The unaudited pro forma condensed consolidated financial statements as of September 30, 2010 and for the years ended December 31, 2009, 2008 and 2007, and for the nine months ended September 30, 2010 and 2009, were derived from the historical consolidated financial statements of EPB and SNG. EPB’s historical consolidated financial statements include 100 percent of the historical results of SLNG and Elba Express with 49 percent attributable to El Paso as a noncontrolling interest. The unaudited pro forma condensed consolidated financial statements as of September 30, 2010, for the nine months ended September 30, 2010 and 2009 and for the year ended December 31, 2009 reflect (i) the Acquisition ; (ii) the acquisition of a 20 percent general partner interest in SNG completed in June 2010 (“June 2010 SNG Acquisition”); (iii) the acquisition of a 51 percent member interest in each of SLNG and Elba Express completed in March 2010 (“March 2010 SLNG/Elba Acquisition”); and (iv) the related financings associated with the Acquisition, the June 2010 SNG Acquisition and the March 2010 SLNG/Elba Acquisition as if such transactions had occurred on September 30, 2010 for the unaudited pro forma condensed consolidated balance sheet and on January 1, 2009 for the unaudited pro forma condensed consolidated statements of income.
Subsequent to the acquisition of an additional 15 percent interest in SNG, we have the ability to control its operating and financial decisions and policies. Because the acquisition will be accounted for as a reorganization of entities under common control, these unaudited pro forma condensed consolidated financial statements reflect the effects of EPB’s consolidation of 100 percent of the historical results of SNG for all periods presented with 40 percent attributable to El Paso as noncontrolling interest. Also included are unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2008 and 2007 reflecting only the change in reporting entity due to the consolidation of SNG.
The pro forma adjustments are based upon currently available information and include certain estimates and assumptions. We believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions contemplated and the pro forma adjustments are factually supportable. We have reflected those items expected to have a continuing impact on EPB. We believe that the assumptions give the appropriate effect to the expected impact of the events that are directly attributable to the Acquisition, the June 2010 SNG Acquisition and the March 2010 SLNG/Elba Acquisition, including the resulting consolidation of SNG in EPB’s financial statements as well as directly related financing transactions. Actual effects of these transactions will differ from the pro forma adjustments.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the related notes and the historical financial statements in our Current Report on Form 8-K filed on June 10, 2010 (“June Form 8-K”) and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010.

El Paso Pipeline Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2010
(In millions)

	Historical		Pro Forma
	EPB	SNG	Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$473.5	$6.0	$718.0	(i)	$64.5
			(1,133.0	)(g)

Other	135.9	109.0	(0.5	)(f)	244.4

Total current assets	609.4	115.0	(415.5)		308.9

Property, plant and equipment, at cost	4,048.5	3,837.0			7,885.5
Less accumulated depreciation and amortization	871.5	1,397.0			2,268.5

Total property, plant and equipment, net	3,177.0	2,440.0			5,617.0
Other assets
Investments in unconsolidated affiliates	737.6	57.0	(722.3	)(d)	72.3
Other	114.9	75.0	—		189.9

	852.5	132.0	(722.3)		262.2

Total assets	$4,638.9	$2,687.0	$(1,137.8)		$6,188.1

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities	$202.2	$144.0	$(0.5	)(f)	$345.7

Long-term financing obligations, including capital lease obligation	2,137.2	910.0	718.0	(i)	3,765.9
			0.7	(i)

Other long-term liabilities	53.6	28.0	—		81.6

	2,190.8	938.0	718.7		3,847.5

Commitments and contingencies
Partners’ capital
EPB/ SNG partners’ capital	1,463.7	1,605.0	(436.6	)(h)	1,026.3
			(0.7	)(i)
			(963.1	)(d)
			(642.0	)(e)

Noncontrolling interests	782.2	—	(455.6	)(a)	968.6
			642.0	(e)

Total partners’ capital	2,245.9	1,605.0	(1,856.0)		1,994.9

Total liabilities and partners’ capital	$4,638.9	$2,687.0	$(1,137.8)		$6,188.1

El Paso Pipeline Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Nine Months Ended September 30, 2010
(In millions, except per unit amounts)

	Historical		Pro Forma
	EPB	SNG	Adjustments		Pro Forma
Operating revenues	$582.2	$410.0	$		$992.2
Operating expenses
Operation and maintenance	173.0	116.0			289.0
Depreciation and amortization	68.8	44.0			112.8
Taxes, other than income taxes	24.8	21.0			45.8

	266.6	181.0			447.6

Operating income	315.6	229.0			544.6
Earnings from unconsolidated affiliates	63.5	11.0	(62.2	)(d)	12.3
Other income, net	20.5	3.0	(1.4	)(c)	22.1
Interest and debt expense, net	(84.7)	(48.0)	(33.7	)(j)	(176.9)
			(10.5	)(k)

Affiliated interest income, net	0.8	1.0	(0.4	)(b)	1.4

Income before income taxes	315.7	196.0	(108.2)		403.5
Income taxes	2.4	—	(2.4	)(c)	—

Net income	313.3	196.0	(105.8)		403.5

Net income attributable to noncontrolling interests	(93.4)	—	52.4	(a)	(119.4)

			(78.4	)(e)

Net income attributable to El Paso Pipeline Partners, L.P.	$219.9	$196.0	$(131.8)		$284.1

Net income attributable to El Paso Pipeline Partners, L.P. per limited partner unit – Basic and Diluted:
Common units	$1.37				$1.61
Subordinated units	$1.26				$1.61

Weighted average limited partner units outstanding – Basic and Diluted:
Common units	115.1				137.5
Subordinated units	27.7				27.7

El Paso Pipeline Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Nine Months Ended September 30, 2009
(In millions, except per unit amounts)

	Historical		Pro Forma
	EPB	SNG	Adjustments		Pro Forma
Operating revenues	$440.9	$369.0	$		$809.9
Operating expenses
Operation and maintenance	133.5	130.0			263.5
Depreciation and amortization	55.1	41.0			96.1
Taxes, other than income taxes	21.0	20.0			41.0

	209.6	191.0			400.6

Operating income	231.3	178.0			409.3
Earnings from unconsolidated affiliates	37.0	8.0	(35.7	)(d)	9.3
Other income, net	33.0	2.0	(6.5	)(c)	28.5
Interest and debt expense, net	(50.2)	(48.0)	(33.7	)(j)	(158.5)
			(26.6	)(k)

Affiliated interest income, net	2.4	1.0	(1.0	)(b)	2.4

Income before income taxes	253.5	141.0	(103.5)		291.0
Income taxes	15.7	—	(15.7	)(c)	—

Net income	237.8	141.0	(87.8)		291.0

Net income attributable to noncontrolling interests	(66.4)	—	21.7	(a)	(101.1)
			(56.4	)(e)

Net income attributable to El Paso Pipeline Partners, L.P.	$171.4	$141.0	$(122.5)		$189.9

Net income attributable to El Paso Pipeline Partners, L.P. per limited partner unit – Basic and Diluted:
Common units	$1.13				$1.09
Subordinated units	$1.09				$1.06

Weighted average limited partner units outstanding – Basic and Diluted:
Common units	89.8				129.8
Subordinated units	27.7				27.7

El Paso Pipeline Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2009
(In millions, except per unit amounts)

	Historical		Pro Forma
	EPB	SNG	Adjustments		Pro Forma
Operating revenues	$609.9	$510.0	$		$1,119.9
Operating expenses
Operation and maintenance	180.1	173.0			353.1
Depreciation and amortization	74.0	55.0			129.0
Taxes, other than income taxes	27.9	27.0			54.9

	282.0	255.0			537.0

Operating income	327.9	255.0			582.9
Earnings from unconsolidated affiliates	53.4	11.0	(52.5	)(d)	11.9
Other income, net	46.2	2.0	(9.2	)(c)	39.0
Interest and debt expense, net	(67.2)	(62.0)	(44.9	)(j)	(209.5)
			(35.4	)(k)

Affiliated interest income, net	2.9	2.0	(1.3	)(b)	3.6

Income before income taxes	363.2	208.0	(143.3)		427.9
Income taxes	21.2	—	(21.2	)(c)	—

Net income	342.0	208.0	(122.1)		427.9

Net income attributable to noncontrolling interests	(96.6)	—	30.6	(a)	(149.2)
			(83.2	)(e)

Net income attributable to El Paso Pipeline Partners, L.P.	$245.4	$208.0	$(174.7)		$278.7

Net income attributable to El Paso Pipeline Partners, L.P. per limited partner unit – Basic and Diluted:
Common units	$1.64				$1.62
Subordinated units	$1.56				$1.59

Weighted average limited partner units outstanding – Basic and Diluted:
Common units	91.8				131.7
Subordinated units	27.7				27.7

El Paso Pipeline Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2008
(In millions, except per unit amounts)

	Historical		Pro Forma
	EPB	SNG	Adjustments (1)		Pro Forma
Operating revenues	$524.8	$540.0	$		$1,064.8
Operating expenses
Operation and maintenance	172.6	189.0			361.6
Depreciation and amortization	65.4	53.0			118.4
Taxes, other than income taxes	25.1	27.0			52.1

	263.1	269.0			532.1

Operating income	261.7	271.0			532.7
Earnings from unconsolidated affiliates	32.9	13.0	(29.8	)(d)	16.1
Other income, net	23.3	10.0			33.3
Interest and debt expense, net	(57.1)	(72.0)			(129.1)
Affiliated interest income, net	26.9	13.0			39.9

Income before income taxes	287.7	235.0	(29.8)		492.9
Income taxes	18.3	—			18.3

Net income	269.4	235.0	(29.8)		474.6
Net income attributable to noncontrolling interests	(79.7)	—	(94.0	)(e)	(173.7)

Net income attributable to El Paso Pipeline Partners, L.P.	$189.7	$235.0	$(123.8)		$300.9

Net income attributable to El Paso Pipeline Partners, L.P. per limited partner unit – Basic and Diluted:
Common units	$1.26				$1.26
Subordinated units	$1.12				$1.12

Weighted average limited partner units outstanding – Basic and Diluted:
Common units	64.2				64.2
Subordinated units	27.7				27.7

(1)	Reflects only EPB’s consolidation of SNG due to change in reporting entity.

El Paso Pipeline Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2007
(In millions, except per unit amounts)

	Historical		Pro Forma
	EPB	SLNG	Adjustments (1)		Pro Forma
Operating revenues	$486.2	$482.0	$		$968.2
Operating expenses
Operation and maintenance	168.8	160.0			328.8
Depreciation and amortization	53.5	53.0			106.5
Taxes, other than income taxes	22.5	27.0			49.5

	244.8	240.0			484.8

Operating income	241.4	242.0			483.4
Earnings from unconsolidated affiliates	4.1	88.0	(2.6	)(d)	89.5
Other income, net	13.6	13.0			26.6
Interest and debt expense, net	(50.0)	(91.0)			(141.0)
Affiliated interest income, net	43.5	19.0			62.5

Income before income taxes	252.6	271.0	(2.6)		521.0
Income taxes	58.8	69.0	—		127.8

Income from continuing operations	193.8	202.0	(2.6)		393.2
Income from continuing operations attributable to noncontrolling interests	(59.3)	—	(80.8	)(e)	(140.1)

Income from continuing operations attributable to El Paso Pipeline Partners, L.P.	$134.5	$202.0	$(83.4)		$253.1

Income from continuing operations attributable to El Paso Pipeline Partners, L.P. per limited partner unit – Basic and Diluted: (2)
Common units	$0.11				$0.11
Subordinated units	$0.11				$0.11

Weighted average limited partner units outstanding – Basic and Diluted:
Common units	57.2				57.2
Subordinated units	27.7				27.7

(1)	Reflects only EPB’s consolidation of SNG due to change in reporting entity.

(2)	Amounts are calculated from the date of the initial public offering to December 31, 2007.

El Paso Pipeline Partners, L.P.
Notes to Unaudited Pro Forma
Condensed Consolidated Financial Statements
Historical
EPB’s historical condensed consolidated balance sheet as of September 30, 2010 and historical condensed consolidated statements of income for the nine months ended September 30, 2010 and 2009 are derived from the unaudited consolidated financial statements in EPB’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. EPB’s historical condensed consolidated statements of income for the years ended December 31, 2009, 2008 and 2007 are derived from EPB’s annual audited consolidated financial statements included in EPB’s June Form 8-K. EPB’s historical consolidated financial statements for all periods presented include 100 percent of the historical results of SLNG and Elba Express with 49 percent attributable to El Paso as a noncontrolling interest. SNG’s historical condensed consolidated balance sheet as of September 30, 2010 and historical condensed consolidated statements of income for the nine months ended September 30, 2010 and 2009 are derived from SNG’s unaudited consolidated financial statements in SNG’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. SNG’s historical condensed consolidated statements of income for the years ended December 31, 2009, 2008 and 2007 are derived from the annual audited consolidated financial statements included in SNG’s 2009 Annual Report on Form 10-K .
Pro Forma Adjustments
Acquisition of an additional 49 percent member interest in SLNG and Elba Express
The historical amounts as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 and for the year ended December 31, 2009 have been adjusted to reflect the acquisition of an additional 49 percent member interest in each of SLNG and Elba Express as if they had occurred on September 30, 2010 for the unaudited pro forma condensed consolidated balance sheet and on January 1, 2009 for the unaudited pro forma condensed consolidated statements of income. Following the acquisition of an additional 49 percent member interest in each of SLNG and Elba Express from El Paso, EPB will own 100 percent of both entities. Accordingly, the following adjustments reflect the effect of EPB’s increased ownership position:
(a)	Reflects the elimination of income from noncontrolling interest and the associated noncontrolling interest attributable to El Paso’s 49 percent ownership in each of SLNG and Elba Express.

(b)	Reflects an adjustment to affiliated interest income due to the distribution of SLNG’s balance in the El Paso cash management program to El Paso to settle the outstanding income tax payable.
On February 4, 2010, SLNG, which was previously a corporation, converted into a Delaware limited liability company and is no longer subject to income taxes. Accordingly, the following adjustment reflects the elimination of income taxes and certain other related tax balances from SLNG for the nine months ended September 30, 2010 and 2009 and the year ended December 31, 2009:
(c)	Reflects an adjustment to eliminate income tax and the tax effect on the equity portion of the allowance for funds used during construction from EPB’s historical condensed consolidated statements of income.
Acquisition of an additional 15 percent general partner interest in SNG and consolidation
The historical amounts as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007 have been adjusted to reflect the consolidation of SNG for the acquisition by EPB of an additional 15 percent general partner interest in SNG in connection with the Acquisition, which will increase EPB’s ownership interest in SNG to 60 percent. EPB will reflect this transaction as a change in reporting entity and will account for the transaction as a reorganization of entities under common control. Due to the change in reporting entity, the unaudited pro forma condensed consolidated financial statements reflect the effects of EPB’s consolidation of 100 percent of the historical results of SNG for all periods presented with 40 percent attributable to El Paso’s noncontrolling interests. Accordingly, the following adjustments reflect the effects of EPB’s consolidation of SNG:
(d)	Reflects an adjustment to eliminate EPB’s historical equity investment in and equity earnings from SNG.

(e)	Reflects an adjustment to record El Paso’s 40 percent noncontrolling interest in SNG as of September 30, 2010. El Paso’s 40 percent share of net income attributable to noncontrolling interest has been calculated based upon SNG’s income from continuing operations for all periods presented.

(f)	Reflects the elimination of intercompany balances between SNG and EPB and affiliates.
Financing transactions
The following adjustments reflect the related financing transactions:
(g)	Reflects a decrease in cash of $1,133 million as consideration paid to El Paso to fund the Acquisition.

(h)	Since these transactions were between entities under common control, we reflected our additional interest in each of SNG, SLNG and Elba Express at its historical carrying value of approximately $696.4 million and reflected the difference between historical cost and the cash paid to El Paso as a general partner distribution of $436.6 million.

(i)	Reflects an adjustment for the $718 million from the assumed issuance of debt to fund the Acquisition and borrowings under our revolving credit facility of $0.7 million to pay acquisition costs. For the purposes of the unaudited pro forma condensed consolidated financial statements we assumed the Acquisition was financed with debt and cash on-hand.

(j)	Reflects an adjustment to interest expense related to the debt discussed in (i) above. The increase in interest expense was calculated using an assumed fixed rate of 6.2% for the $718 million debt financing and a fixed rate of 1.0% for the revolving credit facility. The annual impact on interest expense due to a 0.125% change in the interest rate is $0.9 million.

(k)	Reflects an adjustment for the interest expense and related amortization of debt issuance costs associated with the $425 million 6.5% Senior Notes issued in conjunction with the March 2010 SLNG/Elba Acquisition and the $110 million 6.5% Senior Notes issued in conjunction with the June 2010 SNG Acquisition.
Pro Forma Earnings Per Unit
Pro forma net income attributable to EPB per limited partner unit is computed by dividing the pro forma net income attributable to EPB that would have been allocated to the common and subordinated unitholders by the number of common and subordinated units which would have been outstanding had the Acquisition, the March 2010 SLNG/Elba Acquisition, the June 2010 SNG Acquisition and related financings (“the Transactions”) occurred on January 1, 2009.
Common units used in the pro forma calculation for the nine months ended September 30, 2010 and 2009 and for the year ended December 31, 2009 reflect the historical weighted average units outstanding adjusted for the issuances which are considered related to the Transactions, specifically (i) the January 2010 public offering of 9,862,500 common units and issuance of 201,404 general partner units to El Paso (ii) the March 2010 issuance of 5,346,251 common units and 109,107 general partner units to El Paso; (iii) the June 2010 public offering of 11,500,000 common units and issuance of 234,694 general partner units to El Paso; and (iv) the September 2010 public offering of 13,225,000 common units and 269,898 of general partner units to El Paso as if all units were issued on January 1, 2009. Additionally, 27,727,411 subordinated units have been outstanding since EPB’s initial public offering. In determining pro forma net income attributable to EPB per limited partner unit, EPB has reflected assumed cash distributions which would have been payable to unitholders under EPB’s partnership agreement as if the units directly attributable to the Transactions were outstanding from January 1, 2009.
Due to the change in reporting entity, the unaudited pro forma condensed consolidated statements of income reflect 100 percent of the historical results of operations of SNG in all periods presented (with 40 percent attributable to El Paso as noncontrolling interest). Common units used in the pro forma calculation for the years ended December 31, 2008 and 2007 reflect the historical weighted average units outstanding. As a result of the consolidation of SNG, earnings prior to the acquisition of the incremental interests in SNG have been allocated to the general partner for the years ended December 31, 2008 and 2007.
The pro forma net income attributable to EPB per limited partner unit calculations are performed without regard to arrearages.